UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2015

HATTERAS FINANCIAL CORP.

(Exact name of registrant specified in its charter)

Maryland	1-34030	26-1141886
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 W. Fourth Street

Suite 400

Winston Salem, North Carolina 27101

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (336) 760-9347

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2015, upon the recommendation of the compensation and governance committee, William V. Nutt, Jr. was appointed to the board of directors of Hatteras Financial Corp. (the “Company”), effective immediately, subject to re-election at the next annual meeting of the shareholders to be held in May 2015. Mr. Nutt will also serve on the Company’s compensation and governance committee and finance committee as an independent director.

Mr. Nutt currently serves as Managing Director at Piedmont Trust Company where he leads the company’s growth initiatives, including the expansion of its investment, fiduciary and family office services. Prior to joining Piedmont Trust Company in 2015, Mr. Nutt served in a variety of roles at the Bankers Financial Corporation from 2011 to 2014, including serving as Chief Operating Officer, Director and President—Business Solutions Group and as the Chairman of the Enterprise Risk Management Committee. From 1978 to 2009, Mr. Nutt held a comprehensive range of positions in sales, capital markets, operations, and risk management with United Guaranty Corporation, one of the nation’s leading private mortgage insurance companies serving major financial services organizations throughout the United States and a number of international markets, including serving as President, Chief Executive Officer and Director from 2001 to 2009 and as President and Chief Operating Officer of United Guaranty Residential Insurance Company, a mortgage insurance subsidiary, from 1999 to 2001. In addition, Mr. Nutt has previously served as President and as a member of the Executive Committee of the Mortgage Insurance Companies of America and as a member of the National Advisory Council of the Federal National Mortgage Association. Mr. Nutt holds a B.A. degree in economics from the University of North Carolina at Chapel Hill and completed the executive program at the University of North Carolina at Chapel Hill Kenan-Flagler Business School.

Effective on February 26, 2015, Mr. Nutt will receive an initial grant of shares of restricted stock and will become eligible to receive the standard compensation provided by the Company to its other non-employee directors for services as a director. Additionally, in connection with Mr. Nutt’s appointment to the board of directors, the Company and Mr. Nutt will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of the Company’s existing directors. Mr. Nutt is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HATTERAS FINANCIAL CORP.

	By:	/s/ Kenneth A. Steele
Kenneth A. Steele
Chief Financial Officer, Treasurer and Secretary

Dated: March 4, 2015